Exhibit 99.29
CITIBANK, N.A.
PRIVATE BANKING GROUP
SECURITY AGREEMENT
DATE: 11/21/2006
I.	DEFINITIONS of capitalized words used in this agreement.

GRANTORS means:	Each of the following and their executors, successors and assigns:
SERVICIOS DIRECTIVOS SERVIA, S.A. DE C.V.
(Name(s) of Collateral owner(s); add place of organization if non-individual)

BORROWERS means:	The Grantors and/or each of the following, and their executors, successors and assigns:
SERVICIOS DIRECTIVOS SERVIA, S.A. DE C.V.
(Names of borrowers if different from Grantors; add place of organization if non-individual)

LOANS means:	Any and all present and future financial accommodations provided by the Bank in any currency anywhere to, or on the guarantee of, any Borrower; including without limitation, credits, loans, overdrafts, credit lines, letters of credit requested by any Borrower, and any debt arising in connection with a contract or agreement of any kind between the Bank and any Borrower, whether related to foreign exchange, currency, interest rates, bonds, equities, commodities, deposits, or indices or baskets thereof (including without limitation options, swaps, forwards and other derivatives contracts), custody, portfolio management, credit cards, margin or other, all as provided, amended, increased or renewed from time to time, with or without notice to any Grantor;

CREDIT AGREEMENTS means:	One or more note, application, contract, confirmation, account statement, agreement or Bank record, and amendments thereto, evidencing or relating to any Loan.

OBLIGATIONS means:	Any and all present and future, joint or several, direct or indirect, actual or contingent, debts and obligations of any Borrower and any Grantor to the Bank under the Credit Agreements, this Agreement, any other agreement with the Bank or otherwise, whether for principal, interest, taxes, fees, legal and other expenses of any kind.

BANK means:	One or more of Citicorp, Citibank, N.A., their branches, subsidiaries and affiliates wherever located, and their successors and assigns.

COLLATERAL means:	All Property of any kind now or hereafter held, booked, owed, traded, or acquired anywhere by, through or on behalf of any unit of the Bank (the “Account Unit”) in any capacity whatsoever, (as custodian, portfolio or asset manager or otherwise) for the account of any Grantor (singly or jointly with others). “PROPERTY” includes without limitation: goods, documents, instruments, general intangibles, chattel paper, cash, currencies, deposits, accounts, claims, securities, dividends, commodities, contract rights, options, warrants, swaps, artworks, all related documents, certificates, and receipts; all additions, renewals, investments, substitutions and redesignations, interest, redemptions, distributions, monies, from, of and to me above; and all income and other proceeds and products thereof.

II.	1.	SECURITY INTEREST. Execution of this Agreement is a condition of the Loans. Each Grantor, to secure the Obligations, grants to the Bank a security interest, pledge, lien, charge, assignment of its right, title and interest, hypothecation, right of setoff in, as applicable, the Collateral. The Bank shall have full dominion and control of the Collateral, and no withdrawals are permitted. The Bank may, however, release from time to time such and so much of the Collateral as exceeds at any time in the Bank’s discretion taking into account loanable values, currency risks, tax liabilities and other risks the Collateral required to cover the Obligations.

This Agreement creates a valid and perfected first fixed charge and first priority security interest in the Collateral.

2.	GUARANTEE OF PAYMENT. Each Grantor which is not a Borrower in any given Loan(s), jointly and severally guarantees the strict payment and performance of all Obligations of all Borrowers.
III.	CONTINUING AND ABSOLUTE AGREEMENT. Each Grantor’s obligations and the Bank’s rights hereunder shall be absolute and unconditional. The Bank may enforce this Agreement even if the Credit Agreements or the Obligations are defective, or unenforceable for any reason, including, without limitation whatsoever, failure of consideration, breach of warranty, fraud, illegality payment, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, usury, foreign law or events or any other defense or counterclaim of any Borrower or any Grantor, and even though the Bank may have or have released or impaired, or failed to perfect, any of the Collateral or other collateral or may have released, settled or compromised with, any Borrower or any Grantor. Each Grantor waives any right to notice of 1) the making of any one or more Loan(s), 2) any one or more amendment to this or any Credit Agreement, 3) one or more extension(s) including beyond the original term(s) or waiver(s) of any payment, 4) sale (except as required by law), release or exchange of any collateral or 5) non-performance of the Obligations, and also waives presentment, demand, and suit or other action by the Bank to and against anyone liable on the Obligations, including such Grantor. This Agreement shall continue or be reinstated if at any time any amount or property received on account of any Obligation must, in the Bank’s judgment, be returned or forfeited by the Bank as a result of any claim or counterclaim by anyone, or for any other reason whatsoever, all as if such amount or property had not been received. Each Grantor irrevocably waives any claim it may, now or hereafter, as a result of this Agreement, have against any Material Person (defined below) in any bankruptcy, insolvency, liquidation or reorganization proceeding.
IV.	CARE AND DELIVERY OF COLLATERAL. The Bank shall care for Collateral in its possession substantially as it cares for its own property (which shall be deemed reasonable care) but is not responsible unless agreed in a writing referencing this Agreement, for (a) ascertaining or acting with respect to calls, conversions, exchanges, maturities, tender or other matters relative to the Collateral, or (b) preserving rights against anyone with respect to the Collateral. The Grantors shall deliver to the Bank in form suitable for transfer all certificates and instruments representing the Collateral.
V.	BANK’S RIGHTS.
1.	The Bank may at any time and from time to time in its sole discretion, whether the Obligations have matured or not: (a) satisfy out of the Collateral any fees and commissions related to the Loans or the securing of the Loans by this Agreement, (b) renew any time deposit which is part of the Collateral, for successive periods on similar terms, or make any other good faith investment decisions which it deems necessary to preserve the Collateral and protect its rights, (c) transfer to or register the Collateral in its or its nominees name, (d) request additional Collateral from any Grantor, which shall be furnished at first demand in form acceptable to the Bank, and/or (e) release any Collateral without prejudicing any of its rights hereunder to other or additional collateral or to other remedies.

2.	If at any time: (a) there is a default (however defined) under the Credit Agreements, (b) any Obligation is breached or not performed for any reason (including without limitation the actual or threatened effect of any law, regulation, order or decree anywhere), (c) any representation by or on behalf of any Borrower, any Grantor, any other guarantor of or collateral provider for the obligations or any beneficial owner or settler of any of them (each a “Material Person”) proves false, (d) any Material Person dies, becomes incompetent, or its existence is or threatens to be terminated or dissolved, (e) there is an actual or threatened insolvency, bankruptcy, reorganization, liquidation, business failure or material litigation of or against any Material Person, all however defined under any law, (f) any Material Person or any of its property is or threatens to be, (i) attached, seized, forfeited, restrained or (ii) subject to subpoena, court order or legal process, or (iii) subject to proceedings or investigation by governmental, judicial or regulatory authorities (g) the Bank deems the Collateral inadequate, impaired or insecure, then the Bank may declare the Obligations to be immediately due and payable, without notice or demand and the Bank may, at its option, at any time thereafter, without notice or demand, do any or all of the following: appropriate the Collateral, sell the Collateral, charge, setoff and otherwise apply any or all of the Collateral or its proceeds to the Obligations (and the Bank may exercise said setoff whether or not the right to exercise the same has arisen under legal or equitable doctrines), hold the Collateral proceeds as substitute Collateral, or exercise other available legal or equitable remedies. If notice is required by law, 3 days’ notice to the Grantors shall suffice; provided, however, that on the occurrence of an event specified in Section V (f) (i) or (iii) above, the Bank shall be deemed to have appropriated Collateral with a value equal to the Obligations prior to its receipt of notice of such event.
VI.	REPRESENTATIONS. Each Grantor represents and agrees that (a) it has and shall have at all time full ownership title to the Collateral free and clear of any claims or rights of parties other than those in favor of the Bank hereunder, (b) it shall give the Bank immediate notice of any claim, action, proceeding or investigation begun against it, any Material Person, or their property anywhere which may affect the Collateral or the Bank’s rights therein, (c) no consent, authorization, approval or action of any other party is required for pledge of the Collateral or grant of security interest or perfection thereof and (d) it is entering this Agreement based on its independent analysis and is not in any way relying on any statement or representation by the Bank as to any Borrower, Loan, Credit Agreement, Collateral, their value or condition, or as to any other matter. Each non-individual Grantor certifies that it is duly organized and in good standing in its jurisdiction of organization and that all actions and consents (including without limitation shareholders’) required by its statutes, charter documents or applicable law or agreements to authorize the execution and performance of this Agreement have been taken.

VII.	OTHER AGREEMENTS. If the Collateral is the subject of account agreements with the Bank, each Grantor agrees that this Agreement shall control as to any inconsistency. Investment decisions affecting the Collateral are subject to approval by the Bank. Each Grantor agrees that it has chosen to undertake the Obligations free from any constraint or requirement of the Bank except as contained in this Agreement, and that the Obligations are independent of the investment performance of the Collateral. If there are now or later other security agreements, guarantees, or other collateral agreements with respect to any Obligation, the rights of the Bank thereunder and hereunder shall be cumulative regardless of chronology.

VIII.	BANK’S AUTHORITY. Each Grantor agrees at its expense to sign and deliver any notices, documents, financing statements and other papers and take any actions as requested by the Bank to protect, perfect and enforce its rights under this Agreement and the Collateral. Each Grantor expressly appoints the Bank as it’s attorney-in-fact to sign same and act on its behalf as the Bank deems necessary or desirable for such protection, perfection and enforcement.

IX.	COSTS. Each Grantor will reimburse the Bank on demand for all penalties and expenses, including attorneys’ fees, related to the care, holding, sale, collection or realization of the Collateral and the preservation or enforcement of the Bank’s rights under this Agreement.

X.	CURRENCIES. Whenever the Obligations and the Collateral are denominated in different currencies, in order to determine the value of Collateral representing security hereunder or to be applied in satisfaction of the Obligations, the Obligations shall be computed by converting such Obligations’ currency into the currency of the Collateral at the spot rate for purchasing such Obligations’ currency, as quoted in New York City by Citibank, N.A., or as quoted at the location of and by another applicable Account Unit at the time of such determination or otherwise at a rate in the discretion of the Bank. If a judgment is obtained against any Grantor, and such a conversion has been made, the Grantors shall pay any additional sum resulting from a change in the rate of exchange used in such judgment and the rate in effect on the date the Bank receives payment of the judgment amount.

XI.	ACCOUNT UNIT NOT LENDER. When the Account Unit is different from the unit of the Bank to which the Obligations are due (the “Lender(s)”), the Grantors agree that this circumstance benefits the Grantors and facilitates the credit needs of the Borrowers, that it does not affect the rights of the Bank hereunder, and that for purposes of mutuality of setoff or exercise of the Bank’s rights hereunder, the Account Unit shall be deemed the agent of the Lender(s) and vice versa.

XII.	GOVERNING LAW. JURISDICTION. WAIVER OF IMMUNITY. This Agreement shall be governed by the laws of New York State as to validity, construction, performance and remedies. For any disputes related hereto, each Grantor submits to the non-exclusive jurisdiction of the courts in New York City and agrees not to invoke a forum non-conveniens defense in such courts. Service of process on the Grantors shall be valid when made by mail to the Grantors at the address below. Each Grantor agrees that a final judgment in such action or proceeding will be conclusive and can be enforced by the Bank in other jurisdictions. The Bank may also bring an action or proceeding against any Grantor or its property in the courts of other jurisdictions. Each Grantor enters this Agreement as a commercial agreement and irrevocably waives any sovereign or other immunity from legal or other actions to enforce this Agreement (including without limitation immunity from service of process, jurisdiction, execution of judgment, attachment or prejudgment attachment).

XIII.	MISC. The Bank may refrain at any time from exercising any of its rights hereunder without being barred from exercising such rights at a later time. The Bank’s rights under this Agreement are cumulative and in addition to others provided by law or otherwise. No waiver by the Bank of any part of this Agreement shall be valid unless in writing signed by the Lender and then only as to stated matters. Notices shall be valid and effective, from the Bank, when sent to the Grantors at the address below, from the Grantors, when received by the applicable Lender (in the care of Citigroup Private Bank, at 1 Court Square, 29th Floor, Long Island City, New York 11120, Attn: CPB Credit Administration).

XIV.	TERMINATION. This Agreement shall remain in full force and effect until the Bank and the Grantors agree in writing to terminate it, in whole or in part.

XV.	SEVERABILITY. If any provision of this Agreement is held illegal or unenforceable, the validity of the remaining provisions shall not be affected.

XVI.	EACH GRANTOR WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT.

ADDRESS	REFORMA 610 L CHAPULTEPEC INDIVIDUAL (S) MEXICO D.F. 11000

/s/ AUTHORIZED SIGNATORY

(SIGNATURE)

AUTHORIZED SIGNATORY

/s/ AUTHORIZED SIGNATORY

(SIGNATURE)

AUTHORIZED SIGNATORY

/s/ AUTHORIZED SIGNATORY

(SIGNATURE)

AUTHORIZED SIGNATORY

ORGANIZATION	SERVICIOS DIRECTIVOS SERVIA. S.A. DE C.V.

/s/ JOSE F. SERRANO SEGOVIA

(SIGNATURE)

JOSE F. SERRANO SEGOVIA

/s/ JAVIER SEGOVIA SERRANO

(SIGNATURE)

JAVIER SEGOVIA SERRANO

NOT TO BE USED FOR	CONTINUING GUARANTY
CONSUMER TRANSACTIONS

CITIBANK, N.A.	Date 11/21/2006
NEW YORK
I. For and in consideration of any existing indebtedness to you of Servicios Directivos Servia, S.A. de C.V. Reforma 610 Col. Lomas de Chapultepec, Mexico, D.F. 11000
(hereinafter called the “Borrower”), for the payment of which the undersigned is now obligated to you, either as guarantor or otherwise, and/or in order to induce you, in your discretion, at any time(s) hereafter, to make any loan(s) or advances) or to extend credit in any other manner to, or at the request or for the account of the Borrower, either with or without security, and/or to purchase or discount any notes, bills receivable, drafts, acceptances, checks or other instruments or evidences of indebtedness upon which the Borrower is or may become liable as maker, endorser, acceptor, or otherwise (all liabilities and obligations of the Borrower to you, now or hereafter existing, being hereinafter referred to as “Obligations”), the undersigned does hereby GUARANTEE the punctual payment at maturity to you of each and all of the Obligations, together with interest thereon and any and all expenses which may be incurred by you in collecting all or any of the Obligations and/or in enforcing any rights hereunder; provided, however, that if and only if an amount of a designated currency is here specified US$200,000.00 (Two hundred thousand dollars 00/100 USD (USA), then the liability of the undersigned hereunder shall not exceed at any one time with respect to the aggregate principal amount of Obligations, and irrespective of the currency(ies) in which the Obligations are payable, the amount of currency here specified.
          II. As implementing the foregoing, it is understood and agreed that (a) the undersigned guarantees that the Obligations will be paid to you strictly in accordance with the terms and provisions of any agreement(s), express or implied, which has (have) been or may hereafter be made or entered into by the Borrower in reference thereto, regardless of any law, regulation or decree, now or hereafter in effect, which might in any manner affect any of the terms or provisions of any such agreement(s) or your rights with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any of the Obligations, and (b) in each instance when the Borrower shall have agreed, relative to any one or more of the Obligations to pay or provide your Head Office or any of your Branches or correspondents with any amount of money that is other than that which is locally in common circulation at the time as currency in the place where such agreement is made, and such amount is not actually paid or provided as and when agreed or within such time as you may deem reasonable, the undersigned will, upon request and as you may elect, either pay or provide the amount in the exact currency and place as agreed by the Borrower or pay or provide in the City of New York with the equivalent of the amount in U.S. dollars at your then prevailing rate for sales of the kind of currency agreed to be paid or provided for transfer by cable to a place where it is current.
          III. As security for any and all liabilities of the undersigned to you, now existing or hereafter arising hereunder, or otherwise, you are hereby given the right to retain, and you are hereby given a lien upon and a security interest in any and all moneys or other property (i.e., goods and merchandise, as well as any and all documents relative thereto; also, funds, securities, investment property, financial assets, choses in action and any and all other forms of property whether real, personal or mixed, and any right, title or interest of the undersigned therein or thereto), and/or the proceeds thereof, which have/has been, or may hereafter be, deposited or left with you (or any of your affiliates or with any third party acting on your behalf or designated by you) by or for the account or credit of the undersigned, including (without limitation of the foregoing) that in safekeeping or in which the undersigned may have any interest. All remittances and property shall be deemed left with you as soon as put in transit to you by mail or carrier. In event of the happening of any one or more of the following events, any one of which shall constitute an event of default, to wit (a) the non-payment of any of the Obligations when payable, or, in the case of Obligations payable on demand, when payment is demanded; (b) any representation or warranty made by the undersigned under or in connection herewith or any financial statement or certificate delivered in connection herewith shall have been incorrect when made or deemed made or the failure of the undersigned to perform or observe any covenant or obligation hereunder; (c) the insolvency, death, failure in or suspension of business, termination of current employment, dissolution or termination of existence of the Borrower, the undersigned or any other guarantor or endorser of any promissory note evidencing any of the Obligations (each, a “Loan Party”); (d) any petition in bankruptcy being filed by or against a Loan Party, or any proceedings in bankruptcy, or under any laws or regulations of any jurisdiction relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of a Loan Party, either through reorganization, composition, extension or otherwise, or the taking of any action by a Loan Party to authorize any of the foregoing; (e) the making by a Loan Party of an assignment for the benefit of creditors or the taking advantage by either of the same of any insolvency law; (f) the appointment of a receiver or conservator for any property of a Loan Party; (g) any seizure, vesting or intervention by or under authority of a government, by which the management of a Loan Party is displaced or its authority in the conduct of its business is curtailed; (h) the attachment or distraint of any funds or other property of a Loan Party which may be in, or come into, your possession or under your control, or that of any third party acting for you, or of the same becoming subject at any time to any mandatory order of a court or other legal process; (i) any judgment or order for the payment of money
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is rendered by a court or other governmental authority against a Loan Party; (j) the undersigned shall be in breach or default of its obligations under any agreement, if the effect of such breach or default is to cause the holder or holders of such obligations to declare such obligations due or require such obligations to be redeemed prior to their stated maturity; or (k) there shall occur a material adverse change since the date of this Guaranty in the condition (financial or otherwise), operations, business, or properties of the undersigned — then, or at any time(s) after the happening of any such event of default, any or all of the Obligations shall, at your option, become (for the purposes of this Guaranty) immediately due and payable by the undersigned, without demand or notice. Furthermore, upon the occurrence of any such event of default you shall have all of the rights and remedies provided to a secured party by the Uniform Commercial Code in effect in New York State at that time and, in addition thereto, the undersigned further agrees that (1) in the event that notice is necessary, written notice mailed to the undersigned at the address given below three business days prior to the date of public sale of the property subject to the lien and security interest created herein or prior to the date after which private sale or any other disposition of said property will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall be sufficient; (2) in the event of sale or other disposition of such property, you may apply the proceeds of any such sale or disposition to the satisfaction of your reasonable attorneys’ fees, legal expenses and other costs and expenses incurred in connection with your retaking, holding, preparing for sale, and selling of the property; and (3) without precluding any other methods of sale, the sale of property shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property, but in any event, you may sell at your option on such terms as you may choose without assuming any credit risk and without any obligation to advertise.
          IV. To induce you to make any advance or extend any credit guaranteed hereby, the undersigned represents and warrants as follows (which representations and warranties shall be deemed to be repeated on the date of each such advance or extension of credit after the date hereof): (a) If the undersigned is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) the execution, delivery and performance of this Guaranty are within the capacity and powers of the undersigned, have been duly authorized by all necessary action, and do not contravene (i) if the undersigned is not an individual, the charter and other organizational documents of the undersigned, or (ii) any law, regulation or contractual restriction binding on or affecting the undersigned; (c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance of this Guaranty by the undersigned; (d) this Guaranty is the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its respective terms; (e) the balance sheet and such other financial statements of the undersigned most recently received by you are true, correct and complete, and fairly present the financial condition of the undersigned as of the date thereof for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since such date, there has been no material adverse change in such financial condition or in the operations, affairs or prospects of the undersigned or in the ability of the undersigned to perform its obligations hereunder; (f) all tax returns with respect to the undersigned and the undersigned’s property which are required to be filed have been duly filed, all taxes and assessments shown thereon to be due and payable by the undersigned have been paid, and no taxing authority has asserted any claim for unpaid taxes or assessments against the undersigned; (g) there is no action or proceeding affecting the undersigned pending before any court, governmental agency or arbitrator, or threatened, and there is no other action or proceeding affecting the undersigned or any of the shareholders, directors, officers, partners, members or similar parties (as applicable) of the undersigned, pending before any court, governmental agency or arbitrator, or threatened, which may materially adversely affect the financial condition, operations, affairs or prospects of the undersigned, or which purports to affect the legality, validity or enforceability of this Guaranty or any document executed or delivered in connection herewith by the undersigned; (h) no event of default (as described in paragraph III) has occurred and is continuing nor has any event occurred which, with the giving of notice or the passage of time, or both, would constitute an event of default; and (i) the undersigned is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
          V. So long as any of the Obligations shall remain unpaid, the undersigned will, unless you shall otherwise consent in writing: (a) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the undersigned or the undersigned’s property, except to the extent contested in good faith and by appropriate proceedings; (b) furnish or cause to be furnished to you, as soon as available and in any event within 90 days after the end of each fiscal year of the undersigned, balance sheets and statements of income and retained earnings or other comparable financial statements of the undersigned as of the end of or for such fiscal year, which financial statements shall present fairly the financial condition and results of operations of the undersigned as of the end or for the period covered thereby and which shall be certified by the undersigned, together with such other information respecting the condition or operations, financial or otherwise, of the undersigned as you may from time to time request; and (c) provide you access to the books and financial records of the undersigned from time to time to inspect and make copies of (at the undersigned’s expense) such books and records. So long as any of the Obligations shall remain unpaid, the undersigned will not, without your prior written consent: (i) create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any Debt (as defined below) of any person or entity, other than (A) purchase money liens or purchase money security interests upon or in any property acquired or held by the undersigned in the ordinary course of business to secure the purchase price of such property, or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, (B) liens or security interests existing on such property at the time of
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LRev.11/21/06

its acquisition, provided that the aggregate principal amount of the indebtedness secured by the liens or security interests referred to in clauses (A) and (B) above shall not exceed US$25,000.00 and (C) liens in your favor; or (ii) create or suffer to exist any Debt other than Debt in your favor. “Debt” of any person or entity means (i) indebtedness of such person or entity for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such person or entity evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person or entity (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person or entity is liable as lessee, (v) all Debt referred to in clause (i), (ii), (iii) or (iv) above guaranteed directly or indirectly in any manner by such person or entity, or in effect guaranteed directly or indirectly by such person or entity through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, or (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, or (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether or not such property is received or such services are rendered), or (D) to otherwise assure a creditor against loss, and (vi) all Debt referred to in clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such person or entity, even though such person or entity has not assumed or become liable for the payment of such Debt.
          VI. The undersigned hereby consents and agrees that you may at any time, or from time to time, in your discretion: (a) extend or change the time of payment, and/or the manner, place or terms of payment of all or any of the Obligations; (b) exchange, release and/or surrender all or any of the collateral security, or any part(s) thereof, by whomsoever deposited, or any release or amendment or waiver of or consent to departure from any other guaranty, which is now or may hereafter be held by you in connection with all or any of the Obligations; (c) sell and/or purchase all or any such collateral at public or private sale, or at any broker’s board, and after deducting all costs and expenses of every kind for collection, sale or delivery, the net proceeds of any such sale(s) may be applied by you upon all or any of the Obligations; and (d) settle or compromise with the Borrower, and/or any other person(s) liable thereon, any and all of the Obligations, and/or subordinate the payment of same, or any part(s) thereof to the payment of any other debts or claims, which may at any time(s) be due or owing to you and/or any other person(s) or corporation(s), all in such manner and upon such terms as you may deem proper, and without notice to or further assent from the undersigned, it being hereby agreed that the undersigned shall be and remain bound upon this Guaranty, irrespective of the existence, value or condition of any collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, sale, application, renewal or extension, and notwithstanding also that the Obligations may at any time(s) exceed the aggregate principal sum hereinabove prescribed. The undersigned further agrees that the liability of the undersigned under this Guaranty shall be absolute and unconditional irrespective of; (i) any lack of validity or enforceability of the Obligations or any agreement or instrument relating thereto; (ii) any amendment or waiver of, or any consent to departure from, any agreement or instrument relating to the Obligations; (iii) any non-perfection of any collateral; or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.
          VII. The undersigned hereby waives notice of acceptance of this Guaranty, and also presentment, demand, protests and notice of dishonor of any and all of the Obligations, and promptness in commencing suit against any party thereto or liable thereon, and/or in giving any notice to or of making any claim or demand hereunder upon the undersigned. No act or omission of any kind on your part shall in any event affect or impair this Guaranty, nor shall same be affected by any change which may arise by reason of the death of the undersigned, or of any partner(s) of the undersigned, or of the Borrower, or of the accession to any such partnership of any one or more new partners. The undersigned further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of the principal of or interest on any of the Obligations is rescinded or must otherwise be restored or returned by you upon the insolvency, bankruptcy or reorganization of the Borrower, or otherwise, all as though such payment has not been made. The undersigned further agrees not to exercise any rights which the undersigned may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations shall have been indefeasibly paid in full in cash. If any amount shall be paid to the undersigned on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for your benefit and shall forthwith be paid to you to be credited and applied upon the Obligations, whether matured or unmatured.
          VIII. If this Guaranty is executed by two or more parties, they shall be jointly and severally liable hereunder, and the word “undersigned” wherever used herein shall be construed to refer to each of such parties; and in any case this Guaranty shall not be revoked or impaired as to any one or more of such parties by the death of any of the others or by the revocation or release of any liabilities hereunder of any one or more of such other parties.
          IX. In case any provision in or obligation under this Guaranty or any other document related to this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Citibank-PBG-US-Form 21
LRev.11/21/06

          X. This Guaranty and the other documents related to this Guaranty constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede any prior or contemporaneous agreements, written or oral, with respect thereto.
          XI. Without limiting your right to bring any action or proceeding against the undersigned or against property of the undersigned arising out of or relating to this Guaranty (an “Action”), in the courts of other jurisdictions, the undersigned hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City, and the undersigned hereby irrevocably agrees that any Action may be heard and determined in such New York State court or in such Federal court. The undersigned hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in any jurisdiction. The undersigned hereby irrevocably agrees that the summons and complaint or any other process in any Action in any jurisdiction may be served by mailing to any of the addresses set forth below or by hand delivery to a person of suitable age and discretion at any of the addresses set forth below. Such service will be complete on the date such process is so mailed or delivered, and the undersigned will have thirty days from such completion of service in which to respond in the manner provided by law. The undersigned may also be served in any other manner permitted by law, in which event the undersigned’s time to respond shall be the time provided by law.
          XII. This is a continuing guaranty and shall (a) remain in full force and effect until written notice shall have been received by you from the undersigned (or the successor or legal representative of the undersigned) that it has been revoked, but any such notice shall not release the undersigned from any liability as to any obligations which may be held by you, or in which you may have any interest, at the time of the receipt of such notice; (b) be binding upon the undersigned and the heirs, executors, administrators, successors and assigns of the undersigned, and shall inure to the benefit of, and be enforceable by you and your successors, transferees and assigns; and (c) be deemed to have been made under and shall be governed by the laws of the State of New York in all respects, including matters of construction, validity and performance, and it is understood and agreed that none of its terms or provisions may be waived, altered, modified or amended except in writing duly signed for and on your behalf.
          XIII. BOTH THE UNDERSIGNED AND YOU HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING UNDER OR RELATING TO ANY OBLIGATION OR THIS GUARANTY.

Name: Jose F. Serrano Segovia	Name: Authorized Signatory

/s/ Jose F. Serrano Segovia	/s/ Authorized Signatory

Signature	Signature

Address: Reforma 610	Address:
Lomas de Chapultepec Mexico DF 11000
Citibank-PBG-US-Form 21
LRev.11/21/06